UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 18, 2018

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On July 18, 2018, the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”), on the recommendation of its Nominating and Governance Committee, increased the size of the Board from five to seven directors and appointed each of Andrea (Andi) Owen and Denise F. Warren as an independent director effective immediately. Mses. Owen’s and Warren’s committee assignments, if any, have not yet been determined. Each of Mses. Owen and Warren has been appointed for an initial term that expires at the Company’s 2019 annual meeting of stockholders and until her successor is duly elected and qualified. A copy of the press release announcing such appointments is attached hereto as Exhibit 99.1.

Ms. Owen, 53, most recently served from 2014 to 2017 as the Global President, Banana Republic at The Gap, Inc. Prior to this, from 2010 to 2014, she served as Executive Vice President/General Manager of Gap Global Outlet. Ms. Owen currently serves on the board of directors of two private companies, Mizzen and Main LLC and Reimagine Football Company (known as Goal Five). She also currently serves as a director at First Place for Youth, a non-profit organization focusing on extended foster care for youth. Ms. Owen previously served as a member of The Gap, Inc.’s Foundation, its Sustainability Council and its Marketing Committee. Ms. Owen holds a B.A. from the College of William and Mary and has completed the Advanced Management Program at Harvard Business School.

Ms. Warren, 54, has served since June 2016 as the Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm she founded that focuses on catalyzing digital business growth and scaling consumer and business-to-business revenue streams. From June 2015 to March 2016, she served as the Tribune Publishing Company’s President of Digital and Chief Executive Officer of East Coast Publishing and Executive Vice President of Tribune Publishing Company. From 2005 through 2014, she served in a number of executive positions at The New York Times Company, including as Executive Vice President, Digital Products and Services Group from March 2013 until October 2014, General Manager of NYTimes.com from 2008 to 2013 and Senior Vice President and Chief Advertising Officer of The New York Times from 2005 until 2013. Ms. Warren currently serves as a director and a member of the audit committee of each of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and Electronic Arts Inc., a publicly traded digital interactive entertainment company. Ms. Warren also currently serves on the board of directors of Newscycle Solutions, a privately held company. Ms. Warren holds a B.S. in management from Tulane University and an M.B.A. in communications and media management from Fordham University.

Under the Company’s annual compensation program for eligible directors, Mses. Owen and Warren will each be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently a $75,000 annual cash retainer and an annual equity award with a grant date fair value of $140,000 and payable in the form of restricted stock units “RSUs”)), which amounts will be prorated for the period in 2018 during which each serves as a director. Mses. Owen and Warren will also be entitled to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, the Director Plan and the deferred stock units issued under the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2018 and as provided in the Incentive Plan, the form of RSU award agreement, the Director Plan and the form of deferred stock unit agreement, each as previously filed with the SEC.

Mses. Owen and Warren will also be eligible to enter into the Company’s customary indemnification agreement for directors and officers.

Mses. Owen and Warren do not have any family relationships with any of the Company’s directors or executive officers, are not a party to any transactions of the type listed in Item 404(a) of Regulation S-K and were not appointed pursuant to any arrangement or understanding with any other person.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated July 19, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2018

TAYLOR MORRISON HOME CORPORATION

/s/	Darrell C. Sherman
By:	Darrell C. Sherman
Executive Vice President,
Chief Legal Officer and Secretary

5